Exhibit 99.1

Envivio Reports Third Quarter Fiscal 2013 Financial Results

South San Francisco, Calif. – December 4, 2012 (GLOBE NEWSWIRE) – Envivio (NASDAQ: ENVI), a leading provider of live and on-demand multi-screen IP video processing and delivery solutions, today announced financial results for the third quarter of fiscal 2013 ended October 31, 2012.

Financial Highlights

•	Revenue for the third quarter of fiscal 2013 was $7.2 million, compared to $13.7 million in the third quarter of fiscal 2012.

•	GAAP net loss for the quarter was $5.6 million, or $0.21 per share, compared to net income of $484,000, or $0.00 per share, in the third quarter of fiscal 2012.

•

Non-GAAP net loss for the quarter was $4.9 million, or $0.18 per share, compared to net income of $975,000, or $0.00 per share, in the third quarter of fiscal 2012. A reconciliation of the difference between these non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.

“While demand for multi-screen video processing solutions has not developed as quickly as anticipated, partly due to broader macroeconomic uncertainties, we continue to see long term growth in the market and are positioning ourselves to meet this demand,” said Julien Signès, President and CEO, Envivio. “We remain confident in our industry-leading products and are focused on executing our growth strategy, including changes announced today in the sales organization to strengthen and expand our presence in key markets.”

As of October 31, 2012, Envivio had cash, cash equivalents and short-term investments of $60.7 million.

Business Highlights

•

The Company announced a restructuring of its sales force, adding David Baranski as its new VP of Sales for the Americas and Shengli Han as its new VP of Sales for APAC. In addition, Kevin O’Keefe, Chief Operating Officer, will be leaving the Company on December 31, 2012.

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LG U+ has deployed Envivio encoding solutions to power its new LG u+tv G multi-screen service, the first service offering in South Korea to support Google TV. LG u+tv G offers subscribers access to live channels and on-demand TV integrated with apps including Search, YouTube, Google Play and Chrome, via an Internet-connected set-top box.

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Sky News Arabia, a 24-hour, Arabic-language rolling news channel, deployed Envivio Muse™ software-based encoders for its real-time web streaming service. Sky News Arabia uses the Envivio video processing solution to compress and stream its live video content to its website for over-the-top (OTT) viewing on PCs and mobile devices by people around the world.

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Viaplay, the market-leading online service for TV in the Nordics, deployed Envivio Muse Live software-based encoders on the 4Caster™ C4 Gen III platform to extend streaming of live channels to IP set-top-boxes (STBs), giving customers additional viewing options. This deployment represents one of the first large scale pay-TV projects in Europe to make use of linear OTT delivery to STBs.

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Atyaf Telecommunications and Infrastructure International B.S.C., selected Envivio Muse software-based encoding solutions to power its live and on-demand TV Everywhere services. Atyaf is a leading IPTV service provider for the Middle East region, based in Bahrain.

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Envivio Muse Live encoding software on HP blade servers was named the Best Innovation in Video Processing in the fifth annual TelcoTV Vision Awards. Winners were announced at TelcoTV, the largest conference and expo focused on the U.S. broadband service provider market.

Conference Call Information

Envivio will host an investor conference call and live webcast today at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss its financial results for the third quarter ended October 31, 2012. To access the conference call, dial 877-941-1427, using conference code 4577305. Callers outside the U.S. and Canada should dial 480-629-9664, using conference code 4577305. A replay of the conference call will be available through Tuesday, December 11, 2012. To access the replay, please dial 800-406-7325 and enter pass code 4577305. Callers outside the U.S. and Canada should dial 303-590-3030 and enter pass code 4577305. The live webcast will be accessible on Envivio’s investor relations website at http://ir.envivio.com and will be archived and available on this site for at least three months.

Non-GAAP Financial Measurements

This news release dated December 4, 2012 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results Financial Accounting Standards Board ASC 718 (FAS 123R) stock-based compensation. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these measures provide useful information to investors. For its internal budgeting process, management also uses financial statements that do not include, when applicable, share-based compensation expense. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about Envivio’s strategy, long-term growth in the multi-screen video processing market and Envivio’s positioning to meet market demand. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the third quarter of fiscal 2013 are different than the results set forth in this press release, unexpected changes in Envivio’s business, changes in capital spending in the markets Envivio serves, disruption with existing or the failure to develop new relationships with channel partners, unpredictable sales cycles, fluctuations in our operating results, failure to develop new and enhanced products in a timely manner, the loss of a key customer, the loss of our sole source manufacturer, the loss of a key supplier, claims of technology infringement, general economic conditions and other risks detailed from time to time in Envivio’s SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Envivio undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Envivio

Envivio (NASDAQ: ENVI) is a leader in solutions for multi-screen video processing and delivery. Envivio solutions remove the boundaries of traditional television and make the world’s video content universally enjoyable by all viewers, on any device, across any network, at any time. Now in its second decade of developing market-leading video convergence solutions, Envivio powers services for more than 300 content and service provider customers around the world, including eight of the top 10 mobile operators, nine of the top 10 broadband providers and three of the top four US cable operators. Envivio is headquartered in South San Francisco, California and has offices worldwide including France, England, China, Singapore and Japan. Visit www.envivio.com for more information.

Contact:

Envivio

Sarah Lum

pr@envivio.com

+1.650.243.2710

The Blueshirt Group

Investor Relations for Envivio

Alice Kousoum and Cynthia Hiponia

ir@envivio.com

+1.650.243.2702

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(UNAUDITED)

	January 31, 2012	October 31, 2012
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$27,405	$45,020
Short-term investments	—	15,662
Accounts receivable, net of allowance for doubtful accounts	8,499	8,449
Inventory	108	284
Prepaid expenses and other assets	2,456	1,989
Deferred inventory costs, current	1,547	477

Total current assets	40,015	71,881

Property and equipment, net	3,016	5,105
Deferred inventory costs, net of current portion	100	11
Other assets	1,447	536

Total assets	$44,578	$77,533

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$7,035	$4,717
Accrued compensation	4,615	3,401
Accrued liabilities	929	1,819
Deferred revenue, current	7,257	4,001
Line of credit	1,000	—

Total current liabilities	20,836	13,938

Deferred revenue, net of current portion	1,400	1,500
Warrant liability	103	—
Other non-current liabilities	1,163	1,562
Deferred rent	—	853

Total liabilities	23,502	17,853

Convertible preferred stock	47,764	—
Stockholders’ equity (deficit):
Common stock	13	27
Additional paid-in capital	52,954	151,444
Accumulated other comprehensive loss	(825)	(879)
Accumulated deficit	(78,830)	(90,912)

Total stockholders’ equity (deficit)	(26,688)	59,680

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$44,578	$77,533

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(UNAUDITED)

	Three Months Ended October 31,		Nine Months Ended October 31,
	(in thousands, except for per share amounts)
	2011	2012	2011	2012
Revenues	$13,717	$7,219	$35,125	$31,399
Cost of revenue	4,834	2,548	13,032	11,806

Gross profit	8,883	4,671	22,093	19,593

Expenses
Research and development	1,834	2,057	4,852	6,086
Sales and marketing	4,249	5,167	11,221	16,538
General and administrative	2,170	2,964	6,331	8,694

Total operating expenses	8,253	10,188	22,404	31,318

Income (loss) from operations	630	(5,517)	(311)	(11,725)
Interest income (expense), net	(31)	32	(99)	47
Other income (expense), net	45	30	228	(117)

Income (loss) before provision for income taxes	644	(5,455)	(182)	(11,795)
Provision for income taxes	160	112	434	287

Net income (loss)	484	(5,567)	(616)	(12,082)
Noncumulative dividends to convertible preferred shareholders	(484)	—	—	—

Net income (loss) attributable to common stockholders	—	(5,567)	(616)	(12,082)

Net loss per share of common stock, basic and diluted	$—	$(0.21)	$(0.05)	$(0.54)

Shares used in computing net loss per share of common stock, basic and diluted	13,164,053	26,920,518	13,107,993	22,452,054

ENVIVIO, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Non-GAAP Net Income

(UNAUDITED)

	Three Months Ended October 31,		Nine Months Ended October 31,
	(in thousands)		(in thousands)
	2011	2012	2011	2012

Net income (loss)	$484	$(5,567)	$(616)	$(12,082)
Adjustments:
Stock-based compensation	$491	$668	$1,211	$2,111

Non-GAAP net income (loss)	$975	$(4,899)	$595	$(9,971)
Noncumulative dividends to convertible preferred shareholders	$(975)	$—	$(595)	$—

Non-GAAP net income (loss) attributable to common stockholders	$—	$(4,899)	$—	$(9,971)

Non-GAAP net income (loss) per share of common stock, basic and diluted	$—	$(0.18)	$—	$(0.44)
Shares used in computing net income (loss) per share of common stock, basic and diluted	13,164	26,921	13,108	22,452